  CUSIP NO. 279240105                                      PAGE 12 OF 14 PAGES

                                  EXHIBIT B

             DIRECTORS AND EXECUTIVE OFFICERS OF REPORTING PARTIES



                                  BANKAMERICA CORPORATION

The following table sets forth information regarding the executive officers and directors of BankAmerica Corporation (directors are indicated by asterisk), all of whom are U.S. citizens and none of whom to the best knowledge of the reporting parties owns securities of the Company.

*Joseph F.       1955 North Surveyor Ave.      Chairman of the Board and CEO
 Alibrandi       Simi Valley, CA  93063        Whittaker Corporation
                                               (principal business: aerospace manufacturing)

*Peter B.        270 Lafayette Circle          Chairman of the Board and
 Bedford         Lafayette, CA  94549          Chief Executive Officer
                                               Bedford Property Investors, Inc.
                                               (principal business: real estate investment trust)

 Kathleen J.     555 California Street         Vice Chairman and Personnel Relations Officer
 Burke           San Francisco, CA  94104      BankAmerica Corporation
                                               (principal business: banking and finance)

*Richard A.      123 Mission St.               Retired
 Clarke          San Francisco, CA  94106

*David A.        555 California Street         Chairman of the Board, President
 Coulter         San Francisco, CA  94104      and Chief Executive Officer
                                               BankAmerica Corporation
                                               (principal business: banking and finance)

*Timm F.         c/o Hallmark Cards, Inc.      Retired
 Crull           1024 E. Balboa Blvd.
                 Newport Beach, CA  92661

*Kathleen        147 Clifton Street            President
 Feldstein       Belmont, MA  02178            Economics Studies, Inc.
                                               (principal business: economics consulting)

*Donald E.       Pacific Telesis Center        Chairman Emeritus
 Guinn           130 Kearny St.                Pacific Telesis Group
                 San Francisco, CA  94108      (principal business: telecommunications)

*Frank L.        2726 Shelter Island Dr.       Consulting Architect
 Hope            San Diego, CA  92106          (principal business: architecture)


  CUSIP NO. 279240105                                      PAGE 13 OF 14 PAGES

 H. Eugene           555 California Street         President, Global Retail Bank
 Lockhart            San Francisco, CA  94104      BankAmerica Corporation
                                                   (principal business: banking and finance)

*Walter E.           Office of the President       President
 Massey              830 Westview Drive., S.W.     Morehouse College
                     Atlanta, GA  30314            (principal business: education)

 Jack L.             555 California Street         Vice Chairman
 Meyers              San Francisco, CA  94104      BankAmerica Corporation
                                                   (principal business: banking and finance)

 Michael J.          555 California Street         President, Global Wholesale Bank
 Murray              San Francisco, CA  94104      BankAmerica Corporation
                                                   (principal business: banking and finance)

 Michael E.          555 California Street         Vice Chairman and
 O'Neill             San Francisco, CA  94104      Chief Financial Officer
                                                   BankAmerica Corporation
                                                   (principal business: banking and finance)

*John M.             227 West Monroe Street        Of counsel, Wachtell, Lipton, Rosen & Katz
 Richman             Chicago, IL  60606            (principal business: law)

*Sanford Robertson   555 California Street         Managing Director
                     San Francisco, CA  94104      BancAmerica Robertson Stephens
                                                   (principal business: banking and finance)

*Richard M.          555 California Street         Retired
 Rosenberg           San Francisco, CA  94104

*A. Michael          Memorial Way, Room 140        Dean of Graduate School of Business
 Spence              Stanford, CA  94305           Stanford University
                                                   (principal business: education)

 Martin A.           555 California Street         Vice Chairman
 Stein               San Francisco, CA  94104      BankAmerica Corporation
                                                   (principal business: banking and finance)

*Solomon D.          1801 California Street        President and Chief Executive Officer
 Trujillo            Denver, CO  80202             US West Communications Group
                                                   (principal business: communication)

  CUSIP NO. 279240105                                      PAGE 14 OF 14 PAGES

                                  EXHIBIT B

             DIRECTORS AND EXECUTIVE OFFICERS OF REPORTING PARTIES

                  ROBERTSON STEPHENS INVESTMENT MANAGEMENT CO.



The following table sets forth information regarding the executive officers and directors of Robertson Stephens Investment Management Co. (directors are indicated by asterisk), all of whom are U.S. citizens and none of whom to the best knowledge of the reporting parties own securities of the Company.

* Michael J.      555 California Street           Chairman of the Board, President, and Chief Executive Officer
  Murray          San Francisco, CA  94104        Robertson Stephens Investment Management Co.
                                                  (holding company)

                                                            and

                  555 California Street           President, Global Wholesale Bank
                  San Francisco, CA  94104        BankAmerica Corporation
                                                  (principal business: banking and finance)

                             BAYVIEW HOLDINGS, INC.

  The following table sets forth information regarding the executive officers and directors of Bayview Holdings, Inc. (directors indicated by asterisk), all of whom are U.S. citizens and none of whom to the best knowledge of the reporting parties own securities of the Company.

*G. Randall       555 California Street           Chairman of the Board and President
 Hecht            San Francisco, CA  94104        Bayview Holdings, Inc.
                                                  (principal business: holding company)

 Terry R. Otton   555 California Street           Vice President and Chief Financial Officer
                  San Francisco, CA  94104        Bayview Holdings, Inc.
                                                  (principal business: holding company)

                                                                    and

                  555 California Street           Managing Director
                  San Francisco, CA  94104        BancAmerica Robertson Stephens
                                                  (principal business: holding company)